UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2013

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 Fifth Avenue
New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K filed by Gramercy Property Trust Inc. (the “Company”) on October 4, 2013 (the “Original 8-K”) is to include the following exhibits which were omitted from the Original 8-K: (i) as Exhibit 10.1, the Purchase Agreement, (ii) as Exhibit 10.2, the form of Joinder Agreements entered into with each of the Additional Purchasers (attached thereto is information with respect to the number of common shares and aggregate purchase price for each Additional Purchaser), and (iii) as Exhibit 10.3, the form of CVR Agreements (attached thereto is information with respect to the number of contingent value rights for each Purchaser). Capitalized terms not defined in this Amendment have the meanings ascribed to them in the Original 8-K.

In addition, this Amendment provides information with respect to a placement agent agreement entered into in connection with the private placement described in the Original 8-K, which is set forth in Item 8.01 below.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of the Original 8-K in its entirety and the disclosure set forth in the first paragraph under “Explanatory Note” of this Amendment is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth in Item 3.02 of the Original 8-K in its entirety and the disclosure set forth in the first paragraph under “Explanatory Note” of this Amendment is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events.

Placement Agent Agreement

On October 4, 2013, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Morgan Stanley & Co. LLC (the “Placement Agent”). Under the terms of the Placement Agent Agreement, the Placement Agent will serve as the Company’s placement agent in connection with the offering described in the Original 8-K.

The Placement Agent will be entitled to receive a cash fee from the Company equal to $550,000 in connection with the Common Shares sold to the Initial Purchasers in the private placement, and a placement fee of 4.0% of the aggregate price of any Common Shares sold by the Company to the Additional Purchasers. Additionally, the Company has agreed to indemnify the Placement Agent against any and all losses, claims, damages or liabilities arising out of the Placement Agent Agreement or any offering or transaction contemplated thereby.

The Company will also reimburse the Placement Agent for any out-of-pocket expenses incurred in connection with the Placement Agent’s obligations under the Placement Agent Agreement, including without limitation, (1) travel expenses and (2) the professional fees and expenses incurred by the Placement Agent, including reasonable fees and expenses of counsel engaged with the Company’s consent.

The foregoing summary description of the Placement Agent Agreement is not complete and is qualified in its entirety by reference to the entire Placement Agent Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Common Stock Purchase Agreement, dated as of October 4, 2013, between the Company and Initial Purchasers.

10.2	Form of Joinder Agreement pursuant to the Common Stock Purchase Agreement (attached thereto is information with respect to the number of common shares and aggregate purchase price for each Additional Purchaser).

10.3	Form of Contingent Value Rights Agreement pursuant to the Common Stock Purchase Agreement (attached thereto is information with respect to the number of contingent value rights for each Purchaser).

99.1	Placement Agent Agreement, dated as of October 4, 2013, between the Company and Morgan Stanley & Co. LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2013	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Common Stock Purchase Agreement, dated as of October 4, 2013, between the Company and Initial Purchasers.
10.2	Form of Joinder Agreement pursuant to the Common Stock Purchase Agreement (attached thereto is information with respect to the number of common shares and aggregate purchase price for each Additional Purchaser).
10.3	Form of Contingent Value Rights Agreement pursuant to the Common Stock Purchase Agreement (attached thereto is information with respect to the number of contingent value rights for each Purchaser).
99.1	Placement Agent Agreement, dated as of October 4, 2013, between the Company and Morgan Stanley & Co. LLC